UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2016

Griffin-Benefit Street Partners BDC Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55351

MD	47-0995168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On March 16, 2016, Griffin-Benefit Street Partners BDC Corp. (the "Registrant") issued a press release announcing the suspension of its public offering and sale of shares and of its distribution reinvestment plan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01    Other Events

Suspension of Offering and Sale of Shares and of Distribution Reinvestment Plan

On March 15, 2016, the Registrant's Board of Directors (the "Board") suspended the Registrant's public offering of common stock pursuant to the prospectus, dated December 10, 2015 (the "Offering"). The Board suspended the Offering, effective March 15, 2016, until such time as the Board has adequately considered potential alternative fund structures. The Registrant's transfer agent will not accept subscriptions received on or after March 4, 2016, and will issue refunds for all subscriptions received after that date. The Registrant also has suspended its distribution reinvestment plan, and will send notice to participants within 30 days. The Registrant intends to continue operating as a business development company and making monthly distributions to stockholders while the Board contemplates alternative fund structures.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
99.1    Press Release dated March 16, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-Benefit Street Partners BDC Corp.

Date: March 16, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary